Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Dennis G. Moore
FOR:		Senior Vice President Chief Financial Officer (856) 532-6603

6000 Central Highway Pennsauken, NJ 08109

J& J SNACK FOODS ANNOUNCES
 ACQUISITION OF
KIM & SCOTT’S GOURMET PRETZELS

Pennsauken, NJ, June 8, 2012 -- J & J Snack Foods Corp. (NASDAQ-JJSF) announced today that it has acquired the assets of   Kim & Scott’s Gourmet Pretzels, a small soft pretzel company based in Chicago which features all natural premium pretzels.  Each Kim & Scott’s all-natural pretzel is twisted by hand and made from scratch.  The pretzels, which offer flavors including stuffed grilled cheese and stuffed pizza, are a great source of whole grains and free from trans fats, preservatives and hydrogenated oils.

Gerald B. Shreiber, J & J’s President and Chief Executive Officer, commented, “We are delighted to acquire this prestigious brand and look forward to growing it further.  Scott Holstein will remain with the company as Senior Vice President.”

“For the past 16 years, we have put our heart and soul into this small business,” says Scott Holstein, founder of Kim & Scott’s Gourmet Pretzels.  “We sought out this opportunity from J&J to ensure bigger and better for our brand, our company and our family.”

J & J Snack Foods Corp.’s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE and  SLUSH PUPPIE frozen beverages, LUIGI’S, MAMA TISH’S, SHAPE UPS and MINUTE MAID*  frozen juice bars and ices, WHOLE FRUIT sorbet and frozen fruit bars, MARY B’S biscuits and dumplings, DADDY RAY’S fig and fruit bars, TIO PEPE’S and CALIFORNIA CHURROS churros, THE FUNNEL CAKE FACTORY funnel cakes,  MRS. GOODCOOKIE, CAMDEN CREEK, COUNTRY HOME and READI-BAKE cookies, PATIO burritos and HAND FULLS and HOLLY RIDGE BAKERY filled handheld  products.  J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton, Hatfield and Chambersburg, Pennsylvania; Carrollton, Texas; Atlanta, Georgia; Moscow Mills, Missouri; Pensacola, Florida; Colton, Vernon  and Norwalk, California; Holly Ridge, North Carolina; and Weston, Oregon.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.